EXHIBIT 10(r)

BOEING CAPITAL SERVICES CORPORATION

as Lender

and

RADIANT ENERGY CORPORATION

as Corporation

12% UNSECURED DEBENTURE

April 20, 2001

WILDEBOER RAND THOMSON APPS & DELLELCE, LLP

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”). THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S (§230.901 THROUGH §230.905 AND PRELIMINARY NOTES), PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR UPON DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT THE PROPOSED DISPOSITION OF THIS DEBENTURE WILL NOT VIOLATE SECTION 5 OF THE ACT. HEDGING TRANSACTIONS INVOLVING THIS DEBENTURE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

Principal Amount: $250,000

April 20, 2001

ARTICLE 1
TERMS

Section 1.1        Principal Amount.

        For value received, Radiant Energy Corporation (hereinafter referred to as the “Corporation”), a corporation existing under the laws of Canada having its principal office at 40 Centre Drive, Orchard Park, New York 14127, acknowledges itself indebted and promises to pay to or to the order of BOEING CAPITAL SERVICES CORPORATION (hereinafter referred to as the “Lender”) the sum of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000) (the “Principal”) together with any unpaid interest accrued thereon, in lawful money of the United States, at the Corporation’s head office or such other place as the Lender may designate on or before 5:00 p.m. (Eastern Standard Time) on April 5, 2006 (the “Maturity Date”).

Section 1.2        Interest.

        The Principal of this Debenture shall bear interest from the date of issue to and including the Maturity Date (or the earlier payment and discharge of the Principal in accordance with the provisions hereof) at the rate of 12.0% per annum, both before and after maturity, default or judgment (with interest on overdue interest at the said rate). Interest shall be payable as follows:

(a)	as to 7.75%, half-yearly on April 5 and October 5 in each year until the Maturity Date; and

(b)	as to the remaining 4.25%, on the Maturity Date.

        Forthwith upon the issue and sale of this Debenture, the Corporation shall deposit an amount equal to the amount of interest payable on this Debenture from the date hereof to and including April 5, 2002 into a segregated bank account with the Corporation’s principal bankers (the “Interest Reserve Account”). The Corporation shall use the proceeds of the Interest Reserve Account to satisfy its obligations to pay interest pursuant to this section 1.2 during such period and for no other purpose.

Section 1.3        Designation and Priority.

        This Debenture is being issued concurrently with several 7.75% Series A Convertible Debentures (collectively, the “Series A Debentures”) in an aggregate principal amount (inclusive of this Debenture) not to exceed $1,500,000, each of which Series A Debentures shall be dated as April 5, 2001 regardless of their actual date of issue, shall bear interest in accordance with Section 1.3 of such Series A Debentures and shall be convertible to acquire Common Shares of the Corporation at the rates specified therein and shall otherwise be in substantially the same form as this Debenture. This Debenture and all Series A Debentures shall rank equally rateably without discrimination, preference or priority. Any and all payments of principal and interest including prepayments or accelerations with respect to this Debenture or any Series A Debentures shall be made rateably among the Lender and holders of Series A Debentures. The ranking of this Debenture and the Series A Debentures set out in this Section 1.3 shall apply in all events and circumstances regardless of the date of any advance or advances made to the Corporation by the holders of this Debenture or the Series A Debentures. The provisions of this Debenture shall be binding on the Corporation, the Lender and all persons claiming through or under them respectively and any such persons shall be deemed to have notice of these provisions.

Section 1.4        Subordination

        (1)      The payment and repayment of Principal and interest in respect of this Debenture (the “Postponed Obligations”) is, and at all times will be, automatically and fully subordinated and postponed, without any further action or documentation necessary to give effect to such subordination, in right of payment to the prior payment in full of all Senior Indebtedness (as hereinafter defined). The Lender will, at any time and from time to time at the written request and at the expense of the Corporation, execute such agreements, documents and instruments as may in the opinion of the Corporation, acting reasonably, be necessary or advisable to confirm the subordination and postponement contemplated by this section 1.4. Nothing in this section 1.4(1) shall be construed as entitling any third party who has made loans to the Corporation to receive any proceeds from any property or assets of the Corporation in respect of which such third party does not have security, or has subordinated its security to other security interests granted by the Corporation, or in respect of which the security granted to such third party is invalid or unenforceable and nothing in this Debenture shall apply so as to diminish the rights of the Lender to the proceeds of realization arising on the sale of property or assets of the Corporation in the case where any Security in favour of such third party is invalid or unenforceable.

        (2)      For greater certainty, this section 1.4 shall not be construed so as to prevent the Lender from receiving and retaining any payments on account of this Debenture which are made (a) in a manner that is consistent with the terms of this Debenture and (b) at any time when no event of default as defined in any Senior Indebtedness or the instrument creating the same has occurred and is continuing and in respect of which notice has been given by or on behalf of the holders of Senior Indebtedness to the Corporation and the Lender. Until written notice shall be given to the Lender by or on behalf of the holders of Senior Indebtedness of the occurrence of any default with respect to such Senior Indebtedness or the existence of any other facts which would have the result that any payment in respect of this Debenture would be in contravention of the provisions of this section 1.4, the Lender shall be entitled to assume that no such default has occurred, or that no such facts exist.

Section 1.5        Prepayments.

        The Principal hereof and all interest accrued hereon may be prepaid prior to the Maturity Date, in whole or in part.

Section 1.6        Currency.

        Unless otherwise indicated, all references in this Debenture to $ or dollars are references to the legal currency of the United States.

ARTICLE 2
INTERPRETATION

Section 2.1        Defined Terms.

        In addition to the terms defined elsewhere in this Debenture, the following expressions shall have the following meanings:

"Affiliate" has the meaning ascribed to such term in the Canada Business Corporations Act;

“Business Day” means any day other than Saturday, Sunday or a day on which chartered banks are closed for business in Toronto, Ontario or Buffalo, New York;

“Canadian Securities Laws” means the Securities Act (Ontario), Securities Act (British Columbia) and Securities Act (Alberta), as the same may from time to time be amended, supplemented or re-enacted, and all regulations, rules, policy statements, orders and notices promulgated thereunder;

"Common Shares" means the common shares in the capital of the Corporation;

“Current Market Price” means, for any date, the weighted average price at which the Common Shares have traded in the principal over-the-counter market or recognized exchange or market during the twenty (20) consecutive trading days ending the trading day immediately preceding such date as reported by such principal market or exchange on which the Common Shares are then trading or quoted, and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the principal over-the-counter market, or recognized exchange or market, as the case may be, during the twenty (20) consecutive trading days by the number of Common Shares sold. If the Common Shares are not then traded (i) in the over-the-counter market or on a recognized exchange or market, the Current Market Price of the Common Shares shall be the fair market value of the Common Shares as determined in good faith by the Board of Directors of the Corporation; or (ii) in United States dollars, the Current Market Price shall be calculated in the currency in which the Common Shares are traded on the basis set forth above and such Current Market Price shall then be converted to United States dollars at the exchange rate in effect at the close of business on the final day of such twenty (20) day period as quoted by the Bank of New York;

“Disclosure Documents” means the following public disclosure documents of the Corporation prepared and filed pursuant to applicable securities legislation:

(a)	audited financial statements as at and for the year ended October 31, 2000;
(b)	management information circular dated February 20, 2001 in respect of the annual meeting of shareholders to be held on March 29, 2001; and
(c)	all press releases and material change reports filed pursuant to Canadian Securities Laws after October 31, 2000 and prior to the date of this Debenture;
"Event of Default" has the meaning ascribed to such term in Section 5.1;

“Instrument” means this Debenture or any other agreement or instrument (whether now existing, presently arising or created in future) delivered by the Corporation to the Lender;

"Management" means a senior officer, as defined in the Securities Act (Ontario), of the Corporation and its subsidiaries;

“Obligations” means all Principal, interest and other monies now or at any time and from time to time hereafter owing or payable by the Corporation to the Lender, whether direct or indirect, absolute or contingent, matured or not, arising from this Debenture;

“Order” means any order, notice, direction, report, recommendation or decision rendered by any governmental or other regulatory agency;

“Person” means an individual, partnership, corporation, trust, unincorporated association, joint venture, governmental agency or other entity;

"Postponed Obligations" has the meaning ascribed thereto in section 1.4;

"Premises" means any premises owned or occupied by the Corporation or its Subsidiaries from time to time;

“Security” means any mortgage, charge, hypothec, pledge, assignment, lien, security interest or other encumbrance, including any sale and repurchase or sale and lease back arrangement or any other arrangement of similar effect;

"Senior Indebtedness" means the principal and interest on:

(a)	indebtedness for borrowed money that the Corporation may now or hereafter incur to the extent the Corporation has granted security therefor and to the extent that the obligation to repay the borrowed money is not itself subordinated to any third party the effect of which postponement would be that the Postponed Obligations would be postponed to any such third party to whom the Postponed Obligations would not otherwise be postponed; and

(b)	renewals, extensions, restructurings, refinancings and refundings of any such indebtedness;

unless in any of the cases specified in (a) or (b) above it is provided by the terms of the instrument creating or evidencing such indebtedness that such indebtedness is not superior in right of payment to this Debenture;

"RAS" means Radiant Aviation Services, Inc., a wholly-owned Subsidiary of the Corporation;

“Subsidiary” means a corporation controlled by the Corporation, as the term “control” is defined in the Canada Business Corporations Act as in effect at the date hereof and without reference to any amendments thereto after the date hereof; and

“Warrants” means the Common Share purchase warrants to be issued to the Lender in connection with the issue and sale of this Debenture, which Warrants shall entitle the Lender to purchase up to 116,629 Common Shares at a purchase price of U.S. $0.86 per share at any time on or before April 5, 2003.

Section 2.2        Interpretation.

(1)	“This Debenture”, “hereto”, “hereby”, “hereunder”, “herein”, and similar expressions refer to the whole of this Debenture and not to any particular Article, Section, or other portion hereof.

(2)	Words importing the singular number only include the plural and vice versa and words importing gender shall include all genders.

(3)	All financial or accounting determinations, reports and statements provided for in this Debenture shall be made or prepared in accordance with generally accepted accounting principles applied in a consistent manner and shall be made and prepared on a consolidated basis.

(4)	The division of this Debenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

(5)	The Schedule annexed hereto shall, for all purposes, form an integral part of this Debenture.

(6)	Time is of the essence hereof.

(7)	Where the word "including" or "includes" is used in this Debenture, it means "including (or includes) without limitation".

(8)	Wherever in this Debenture reference is made to generally accepted accounting principles, such reference shall be deemed to mean the generally accepted accounting principles from time to time approved by the American Institute of Certified Public Accountants or the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which a given calculation is made or required to be made in accordance with generally accepted accounting principles.

Section 2.3        Governing Law.

        This Debenture shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 2.4        Removal of Legend.

        The Lender shall be entitled, upon request to the Corporation in writing, to have the first paragraph of the restrictive legend appearing on the first page of this Debenture removed from the Debenture:  (a) if the sale of Debenture is registered under the Act, (b) if the Subscriber delivers evidence satisfactory to the Corporation acting reasonably that this Debenture has been sold (A) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act in a transaction meeting the requirements of Rule 903 or 904 under the Act; or, (B) pursuant to another available exemption from the registration requirements of the Act in compliance with Rule 144, or (3) if, in accordance with Rule 144(k) under the Act, this Debenture has been held for two years from the date of issue and the holder has not been an affiliate of the Corporation within the three month period prior to the date the legend is to be removed.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.1        General Representations and Warranties.

        The Corporation represents and warrants as follows to the Lender and acknowledges and confirms that the Lender is relying upon such representations and warranties in connection with the purchase by the Lender of this Debenture:

(a)	Due Incorporation and Existence of the Corporation and RAS. The Corporation is a corporation incorporated and existing under the laws of Canada and RAS is a corporation incorporated and existing under the laws of the state of New York;

(b)	Corporate Power. Each of the Corporation and RAS has the corporate power to own or lease its property and to operate and carry on its respective business as now being conducted by it;

(c)	Authorized Capital. The authorized capital of the Corporation consists of an unlimited number of Common Shares of which, as at the date hereof, 14,026,665 Common Shares have been duly issued and are outstanding as fully paid and non-assessable and legally and beneficially owned;

(d)	Options, etc. Except for options to purchase an aggregate of 1,461,505 Common Shares which have issued under the Corporation’s Employee Share Option Plan, the Common Shares issuable upon the due conversion of the Series A Debentures, the options to acquire 145,486 Common Shares which were granted to the Lender on or about June 30, 1999 and the Warrants, no Person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Corporation or RAS or of any securities of the Corporation or RAS;

(e)	Dividends and Distributions. Since October 31, 2000, the Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so;

(f)	Subsidiaries. The Corporation has no material Subsidiaries other than Radiant Aviation Services, Inc., which is wholly-owned by the Corporation, and has no investment or proposed investment in any Person which is or would be material to the business and affairs of the Corporation on a consolidated basis;

(g)	Validity of Debenture. The Corporation has all necessary corporate power, authority and capacity to enter into and perform its obligations under this Debenture and under the Warrants and the execution, and delivery and performance by the Corporation of this Debenture and the certificate representing the Warrants and the consummation of the transactions contemplated thereby:

(i)	have been duly authorized by all necessary corporate action on the part of the Corporation; and

(ii)	do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, greater rights or increased costs, amendment or cancellation or the acceleration of any obligation under (A) any of the constating documents or by-laws of the Corporation; (B) any contracts or instruments to which the Corporation is a party or by which the Corporation is bound; or (C) any securities laws applicable to the Corporation;

(h)	Financial Statements. The audited financial statements of the Corporation as at and for the year ended October 31, 2000 have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous fiscal years and present fairly:

(i)	the assets, liabilities, (whether accrued, absolute, contingent or otherwise) and financial position of the Corporation as at the respective dates of the relevant statements; and

(ii)	the sales and earnings of the Corporation during the period covered thereby;

(i)	No Material Adverse Change. Other than as has been publicly disclosed in accordance with Canadian Securities Laws, there has not occurred any material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Corporation and its subsidiaries since the date of the audited financial statements of the Corporation for the year ended October 31, 2000, and except as set forth in the Disclosure Documents, no transaction has been entered into by the Corporation or any of its subsidiaries (other than in the ordinary course of business) which is or would be material to the Corporation on a consolidated basis;

(j)	Litigation. There is no action, suit or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before (or to the best of the knowledge of the Corporation any investigation by) any governmental entity pending, or, to the best knowledge of the Corporation, threatened against or affecting the Corporation or RAS or any of their respective properties or rights which would, if successful, have a material adverse effect on the business, operations or financial condition of the Corporation on a consolidated basis, and the Corporation does not know of any valid basis for any such action, suit, proceeding, arbitration or investigation. Neither the Corporation nor RAS is subject to any judgment, order or decree entered in any lawsuit or proceeding;

(k)	No Default. Neither the Corporation nor RAS is in default in any material respect under any obligation (contingent or otherwise) in respect of borrowed money other than trade payables owing to (i) IR Energy in the amount of $136,125; (ii) Birdair, Inc. in the amount of $441,250; and (iii) Tishmen Construction Corporation of New Jersey in the amount of $240,330;

(l)	No Event of Default. No event has occurred which constitutes, or with notice or lapse of time, would constitute an Event of Default;

(m)	No Consents. No approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required of the Corporation in connection with the execution and delivery or with the performance by the Corporation of this Debenture and the obligations of the Corporation hereunder, except compliance with applicable Canadian Securities Laws and the consent of the Canadian Venture Exchange;

(n)	No Cease Trade. No order ceasing or suspending trading in the securities of the Corporation nor prohibiting the sale of such securities has been issued to the Corporation or its directors, officers or promoters and no investigation or proceedings for such purposes are pending or threatened;

(o)	Due Allotment and Issuance. The Common Shares issuable upon exercise of the Warrants will, at the same time, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances;

(p)	Full Disclosure. Neither this Debenture nor any certificate or statement in writing which has been supplied by or on behalf of the Corporation or by any of the directors, officers or employees of the Corporation in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. Except as disclosed to the Lender, there is no fact known to the Corporation which materially and adversely affects the affairs, businesses, prospects, operations or conditions of the Corporation or RAS, financial or otherwise, or the business, which has not been disclosed in the Disclosure Documents; and

(q)	Reporting Issuer. The Corporation is a reporting issuer not in default in the provinces of Ontario, Alberta and British Columbia pursuant to applicable securities laws and the Common Shares have been duly registered with the United States Securities Exchange Commission.

Section 3.2        Survival of Representations and Warranties.

        The representations and warranties in this Debenture and in any certificates or documents delivered to the Lender shall not merge and shall continue in full force and effect until all obligations of the Corporation pursuant to this Debenture have been satisfied in full.

ARTICLE 4
COVENANTS OF THE CORPORATION

Section 4.1        General Covenants.

        So long as this Debenture remains outstanding, the Corporation covenants and agrees as follows:

(a)	To Pay Costs. The Corporation shall pay all costs, fees, charges and expenses in relation to the issuance of this Debenture and any enforcement of the terms hereof;

(b)	To Maintain Corporate Existence. The Corporation shall and shall cause each of its Subsidiaries to:

(i)	maintain its corporate existence;

(ii)	observe and conform to all valid requirements of law and of any governmental or municipal authority relative to the carrying on by the Corporation of its business;

(iii)	immediately notify the Lender in writing of any proposed change of name of the Corporation or a Subsidiary or of the Corporation’s or a Subsidiary’s chief place of business;

(iv)	pay all taxes, rates, government fees and dues levied, assessed or imposed upon it or its property as and when the same become due and payable save and except where it contests in good faith the validity thereof by proper legal proceedings and for which provision for payment adequate in the reasonable opinion of the Lender has been made;

(v)	advise the Lender forthwith upon becoming aware of any Event of Default hereunder and deliver to the Lender upon request a certificate in form and substance satisfactory to the Lender signed by a senior officer certifying that no Event of Default has occurred or, if such is not the case, specifying all Events of Default and their nature and status;

(vi)	promptly cure or cause to be cured any defects in the execution or delivery of any Instrument and at its expense duly execute and deliver or cause to be duly executed and delivered all documents as the Lender may consider necessary or desirable for such purposes; and

(vii)	at its cost and expense, upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such documents and do or cause to be done such acts as may be necessary or desirable in the reasonable opinion of the Lender to carry out the purposes of this Debenture.

(c)	Reporting Issuer Status. The Corporation shall maintain its status as a reporting issuer not in default under the laws of the provinces of Ontario, Alberta and British Columbia;

(d)	Reservation of Common Shares. The Corporation covenants with the Lender that it will at all times reserve and keep available out of its authorized share capital and solely for the purpose of conversion as provided in this Debenture, and conditionally allot to the Lender, such number of Common Shares in the capital of the Corporation as shall then be issuable upon the due conversion of this Debenture;

(e)	Authorization of Securities. The Corporation shall ensure that the Common Shares to be issued upon exercise of the Warrants shall, upon issuance, be duly authorized and issued as fully paid and non-assessable shares in the capital of the Corporation, and shall have attributes corresponding in all material respects to the description thereof set forth in this Debenture;

(f)	Listing of Common Shares. The Corporation shall ensure that the Common Shares to be issued upon exercise of the Warrants shall be listed and posted for trading on the Canadian Venture Exchange or such other national securities exchange in Canada or the United States as the Corporation may reasonably determine;

(g)	Continuous Disclosure. The Corporation shall deliver to the Lender a copy of all documents and materials required by Canadian Securities Laws to be delivered to shareholders of the Corporation contemporaneously with delivery to such shareholders; and

(h)	Interest Reserve Account. The Corporation shall establish, and maintain in good standing until at least April 5, 2002, the Interest Reserve Account and shall use the Interest Reserve Account for no purpose other than to satisfy its obligations pursuant to section 1.2 hereof.

ARTICLE 5
EVENTS OF DEFAULT AND REMEDIES

Section 5.1        Events of Default.

        The occurrence of any of the following events shall constitute an Event of Default under this Debenture:

(a)	if default occurs in payment when due of any Principal under this Debenture, or default occurs in payment when due of any interest payable under this Debenture and such default in payment of interest unremedied for a period of five (5) days or more;

(b)	if default occurs in payment or performance of any other Obligation (whether arising herein or otherwise) and remains unremedied for a period of 30 days;

(c)	if an event of default occurs under any of the Series A Debentures or in payment or performance of any obligation in excess of $25,000 in favour of any Person from whom the Corporation or any Subsidiary has borrowed money which would entitle such third party lender to accelerate repayment of the borrowed money, and such default is not waived in writing and remains unremedied for a period of five (5) days;

(d)	if the Corporation commits an act of bankruptcy or becomes insolvent within the meaning of any bankruptcy or insolvency legislation applicable to it or a petition or other process for the bankruptcy of the Corporation is filed or instituted and remains undismissed or unstayed for a period of 45 days or any of the relief sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur;

(e)	if any act, matter or thing is done toward, or any action or proceeding is launched or taken to terminate the corporate existence of the Corporation, whether by winding-up, surrender of charter or otherwise;

(f)	if the Corporation ceases to carry on its business or makes or proposes to make any sale of its assets in bulk or any sale of its material assets out of the usual course of its business;

(g)	if any proposal is made or any petition is filed by or against the Corporation under any law having for its purpose the extension of time for payment, composition or compromise of the liabilities of the Corporation or other reorganization or arrangement respecting its liabilities or if the Corporation gives notice of its intention to make or file any such proposal or petition including an application to any court to stay or suspend any proceedings of creditors pending the making or filing of any such proposal or petition;

(h)	if any receiver, administrator or manager of the property, assets or undertaking of the Corporation or a substantial part thereof is appointed pursuant to the terms of any trust deed, trust indenture, debenture or similar instrument or by or under any judgment or order of any court;

(i)	if any of the Disclosure Documents are false or misleading in any material respect;

(j)	if any judgment or order for the payment of money in excess of $50,000 shall be rendered against the Corporation or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(k)	if any representation or warranty made by the Corporation herein or in any other Instrument or in any certificate, statement or report furnished in connection herewith is found to be false or incorrect in any way so as to make it materially misleading when made or when deemed to have been made; or

(l)	if any event occurs with respect to any Subsidiary which, if a like event had occurred with respect to the Corporation, would have constituted an Event of Default.

Section 5.2        Consequences of an Event of Default.

        Upon the occurrence of any Event of Default, all Obligations shall at the option of the Lender become forthwith due and payable and all of the rights and remedies hereby conferred or available at law or equity shall become immediately enforceable.

ARTICLE 6
GENERAL

Section 6.1        Waiver.

        No act or omission by the Lender in any manner whatever shall extend to or be taken to affect any provision hereof or any subsequent breach or default or the rights resulting therefrom save only express waiver in writing. A waiver of default shall not extend to, or be taken in any manner whatsoever to affect the rights of the Lender with respect to, any subsequent default, whether similar or not.

Section 6.2        Other Securities.

        The rights of the Lender hereunder shall not be prejudiced nor shall the liabilities of the Corporation or of any other Person be reduced in any way by the taking of any other security of any nature or kind whatsoever either at the time of execution of this Debenture or at any time hereafter.

Section 6.3        No Merger or Novation.

        Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Corporation to pay the moneys hereby secured nor shall the same operate as a merger of any covenant herein contained or of any other Obligation, nor shall the acceptance of any payment or other security constitute or create any novation.

Section 6.4        Amalgamation.

        The Corporation acknowledges that if it amalgamates with any other corporation or corporations (a) the term, “Corporation”, where used herein shall extend to and include each of the amalgamating corporations and the amalgamated corporation, and (b) the term, “Obligations”, where used herein shall extend to and include the Obligations of each of the amalgamating corporations and the amalgamated corporation.

Section 6.5        Lender May Remedy Default.

        If the Corporation fails to do anything hereby required to be done by it the Lender may, but shall not be obliged to, do such thing and all sums thereby expended by the Lender shall be payable forthwith by the Corporation, but no such performance by the Lender shall be deemed to relieve the Corporation from any default hereunder.

Section 6.6        Notices.

        Any notice, direction or other communication to be given under this Debenture shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

(a)	to the Lender at:

Boeing Capital Services Corporation 500 Naches Avenue S.W. 3rd Floor Renton, Washington 98055

Attention: Legal Department Facsimile: (425) 393-2903

(b)	to the Corporation at:

40 Centre Drive Orchard Park New York 14127
Attention: Chief Financial Officer Facsimile: (716) 662-0033

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day, or (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

Section 6.7        Receipt.

        The Corporation hereby acknowledges receipt of a true copy of this Debenture.

Section 6.8        Invalidity of any Provisions.

        Any provision of this Debenture or any provisions of the security contemplated hereunder which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof or thereof and no such invalidity shall affect the obligation of the Corporation to repay the Obligations.

Section 6.9        Indemnification.

        The Corporation agrees to indemnify the Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except by reason of the gross negligence or wilful misconduct of the Lender or any of its employees or a material breach by the Lender of any of its covenants contained herein) which may be imposed on, incurred by, or asserted against the Lender in connection with this Debenture and arising by reason of any action (including any action referred to herein) or inaction or omission to do any act legally required of the Corporation.

Section 6.10        Successors and Assigns, etc.

        Subject to complying with all applicable securities legislation, this Debenture may be assigned by the Lender upon written notice to the Corporation. This Debenture and all its provisions shall enure to the benefit of the Lender, its successors and assigns and shall be binding upon the Corporation, its successors and assigns. The Lender is the Person entitled to receive the money payable hereunder and to give a discharge hereof. Presentment, notice of dishonour, protest and notice of protest hereof are hereby waived.

Section 6.11        Amendments.

        This Debenture may only be amended by a written agreement signed by all of the parties hereto.

Section 6.12        Counterparts.

        This Debenture may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of such counterparts shall together constitute one and the same instrument. Any party may execute this Debenture by facsimile signature.

        IN WITNESS WHEREOF the Corporation has executed this Debenture as of the 20th day of April, 2001.

RADIANT ENERGY CORPORATION
By:/s/ Bruce R. Nobles Authorized Signing Officer